EXHIBIT 23.1







            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-25377 and Form S-8 No. 333-18135) of our report dated December 20, 2004 (except Note 8, as to which the date is March 11, 2005) relating to the financial statements of Maurices Incorporated, included in the Current Report on Form 8-K/A of The Dress Barn, Inc. filed with the Securities and Exchange Commission.




ERNST & YOUNG LLP


Minneapolis, Minnesota
March 17, 2005